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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

                                                             Jurisdiction of
Name                                                         Incorporation
----                                                         -------------

CFN Logistics, Inc.                                          Delaware

Geerlings & Wade of Texas, Inc.                              Texas